UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2016

NEWELL BRANDS INC.

(FORMERLY KNOWN AS NEWELL RUBBERMAID INC.)

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchange Offers

As previously reported, on March 21, 2016, Newell Brands Inc. (known as Newell Rubbermaid Inc. at the time) (“Newell”) commenced exchange offers (the “Exchange Offers”) pursuant to which Newell offered to issue its new senior notes (the “Newell Notes”) in exchange for any and all (to the extent held by eligible holders) of the €300 million aggregate principal amount of the outstanding 3 3⁄4% Senior Notes due October 1, 2021 issued by Jarden Corporation (“Jarden”) and of the $300 million aggregate principal amount of the outstanding 5% Senior Notes due November 15, 2023 issued by Jarden (collectively, the “Existing Jarden Notes”), and concurrently solicited consents (the “Consent Solicitations”) from the eligible holders of the Existing Jarden Notes to amend the related indentures. Also as previously reported, the Exchange Offers and Consent Solicitations expired as of 11:59 p.m., New York City time, on April 15, 2016.

The final settlement of the Exchange Offers and Consent Solicitations took place on April 20, 2016.

The aggregate principal amount of each series of Newell Notes issued in the Exchange Offers can be found in the table below. Additionally, the interest rates and the interest payment and maturity dates for the Newell Notes (which are the same for the corresponding series of Existing Jarden Notes for which the Newell Notes were issued in exchange), are as follows:

Newell Notes and Interest Rates	Interest Payment Dates	Maturity Dates	Aggregate Principal Amount Issued

3 3⁄4% Senior Notes due 2021 (“New 2021 Notes”)	April 1 and October 1	October 1, 2021	€271,851,000

5% Senior Notes due 2023	May 15 and November 15	November 15, 2023	$295,122,000

The Newell Notes are senior unsecured obligations of Newell and will rank equally in right of payment with all of its other existing or future senior unsecured debt, including all other unsubordinated notes issued under the Indenture (as defined below), and are structurally subordinated to the secured and unsecured debt of Newell’s subsidiaries, including any debt of Jarden that remains outstanding.

Newell may redeem the Newell Notes in whole or in part at any time at the applicable redemption price. If Newell experiences specific kinds of changes of control, accompanied by a certain credit ratings downgrade of any series of Newell Notes, Newell must offer to repurchase such series. Additionally, Newell may redeem the New 2021 Notes in whole, but not in part, at any time upon the occurrence of applicable modifications to the tax laws of the United States (or any taxing authority in the United States) at the applicable price. The Newell Notes were issued under Newell’s indenture, dated as of November 19, 2014 (the “Indenture”).

The Exchange Offers have expired, and are no longer open to participation by any holders of Existing Jarden Notes. The Exchange Offers were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Newell Notes were issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The Newell Notes were offered for exchange, and were issued, only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The Newell Notes may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Goldman, Sachs & Co. acted as the dealer manager (the “Dealer Manager”) for the Exchange Offers and Consent Solicitations.

The Rule 144A and Regulation S forms of the two series of Newell Notes are filed as Exhibits 4.2, 4.3, 4.4 and 4.5 to this Report, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the completion of the Exchange Offers, Newell entered into a Registration Rights Agreement, dated as of April 20, 2016 (the “Registration Rights Agreement”), with the Dealer Manager. Under the terms of the Registration Rights Agreement, Newell agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer (the “Registered Exchange Offer”) to (1) exchange the Newell Notes for registered notes of Newell (the “Exchange Notes”) having substantially the same terms as the Newell Notes. Newell has agreed to use its commercially reasonable efforts to cause the Registered Exchange Offer to be completed within 270 days after April 20, 2016.

In addition, in certain circumstances, Newell has agreed to file a shelf registration statement that would allow certain holders to offer some or all of the Newell Notes to the public. If the Registered Exchange Offer is not completed within 270 days after the issuance of the Newell Notes or if such shelf registration statement is not effective under certain circumstances, the annual interest rate on the Newell Notes will increase by 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date the Registered Exchange Offer is completed or the shelf registration statement is effective, as the case may be, up to a maximum increase of 0.50% per annum.

Under the Registration Rights Agreement, Newell has agreed to indemnify the Dealer Manager and the holders of the Newell Notes against certain liabilities in connection with the Registered Exchange Offer or registration statement, as the case may be, or contribute to payments that the Dealer Manager and the holders of the Newell Notes may be required to make in respect of those liabilities.

The Registration Rights Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. This summary of the provisions of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

The Dealer Manager and its affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Newell or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Remaining Existing Jarden Notes

Following the consummation of the Exchange Offers, Jarden had outstanding approximately (i) €28.1 million in aggregate principal amount of it 3 3⁄4% Senior Notes due October 1, 2021, issued under an Indenture, dated as of July 14, 2014 (as supplemented and amended from time to time, the “2014 Indenture”), by and among Jarden, certain of its domestic subsidiaries as guarantors, Wells Fargo Bank, National Association, as trustee (the “Jarden Trustee”) and Société Générale Bank & Trust, as paying agent, transfer agent, registrar and authenticating agent and (ii) $4.9 million in aggregate principal amount of its outstanding 5% Senior Notes due November 15, 2023, issued under the Indenture, dated as of October 30, 2015 (as supplemented and amended from time to time, the “2015 Indenture” and, together with the 2014 Indenture, the “Jarden Indentures”), by and among Jarden, certain of its domestic subsidiaries as guarantors and the Jarden Trustee. As previously disclosed in Jarden’s Current Report on Form 8-K filed on April 15, 2016, in connection with the Exchange Offers, on April 15, 2016, Jarden entered into supplemental indentures to the Jarden Indentures following, as applicable, the receipt of consents from the requisite holders of each series of Exchange Notes. The supplemental indentures to the Jarden Indentures eliminated substantially all of the restrictive covenants, eliminated the cross-default under Jarden’s indebtedness as an event of default, released the guarantees of any guarantors on the Existing Jarden Notes and evidenced the assumption of the obligations of the Existing Jarden Notes and Jarden Indentures by the surviving company to the mergers contemplated by the acquisition of Jarden by a wholly-owned subsidiary of Newell (the “Surviving Corporation”). The Existing Jarden Notes, as modified as described in this paragraph, are the senior unsecured obligations of the Surviving Corporation, which was renamed “Jarden Corporation” at closing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated November 14, 2014).

4.2	Rule 144A Form of Newell Brands Inc. 5% Senior Notes due 2023.

4.3	Regulation S Form of Newell Brands Inc. 5% Senior Notes due 2023.

4.4	Rule 144A Form of Newell Brands Inc. 3 3⁄4% Senior Notes due 2021.

4.5	Regulation S Form of Newell Brands Inc. 3 3⁄4% Senior Notes due 2021.

10.1	Registration Rights Agreement, dated April 20, 2016, by and between Newell Brands Inc. and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2016
NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated November 14, 2014).

4.2	Rule 144A Form of Newell Brands Inc. 5% Senior Notes due 2023.

4.3	Regulation S Form of Newell Brands Inc. 5% Senior Notes due 2023.

4.4	Rule 144A Form of Newell Brands Inc. 3 3⁄4% Senior Notes due 2021.

4.5	Regulation S Form of Newell Brands Inc. 3 3⁄4% Senior Notes due 2021.

10.1	Registration Rights Agreement, dated April 20, 2016, by and between Newell Brands Inc. and Goldman, Sachs & Co.